Exhibit 5.1

19 November 2009	Our Ref: DW/CW/C3914-H04164
Concord Medical Services Holdings Limited
Scotia Centre
4th Floor
P.O. Box 2804
George Town
Grand Cayman KY1-1112
Cayman Islands
Dear Sirs
CONCORD MEDICAL SERVICES HOLDINGS LIMITED
We have acted as Cayman Islands legal advisers to Concord Medical Services Holdings Limited (the “Company”) in connection with the Company’s registration statement on Form F-1 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933 relating to the offering by the Company of American Depositary Shares (the “Public Offering”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.
For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.
In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.
We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.
Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.
1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The authorised share capital of the Company is US$50,000 divided into 450,500,000 shares of which 450,000,000 are designated as Ordinary Shares of a nominal or par value US$0.0001 each, 200,000 are designated as Series A Redeemable Convertible Preferred Shares of a nominal or par value of US$0.01 and 300,000 are designated as Series B Redeemable Convertible Preferred

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Shares of a nominal or par value of US$0.01, and from the time the Third Amended and Restated M&A (defined in Schedule 1) become effective, will be US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each(each a “Share”).

3.	The issue and allotment of the Shares pursuant to the Public Offering has been duly authorized. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Shares will be validly issued, allotted and fully paid, and there will no further obligation on the holder of any of the Shares to make any further payment to the Company in respect of such Shares.

4.	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects.
We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.
This opinion shall be construed in accordance with the laws of the Cayman Islands.
Yours faithfully
/s/ Walkers
WALKERS

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SCHEDULE 1
LIST OF DOCUMENTS EXAMINED
1.	The Certificate of Incorporation dated 27 November 2007, Memorandum and Articles of Association as registered on 27 November 2007, the Amended and Restated Memorandum and Articles of Association as registered on 31 March 2008, the Second Amended and Restated Memorandum and Articles of Association as registered on 20 October 2008, the Third Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 17 November 2009 and effective upon the commencement of the trading of the Company’s American Depositary Shares on the New York Stock Exchange (the “Third Amended and Restated M&A”), the Register of Members, Register of Directors and the Register of Mortgages and Charges of the Company, copies of which have been provided to us by the Company (together the “Company Records”).

2.	A Certificate of Good Standing dated 18 November 2009 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

3.	A copy of executed written resolutions of the Board of Directors of the Company dated 17 November 2009, and a copy of executed written resolutions of the shareholders of the Company dated 17 November 2009 (the “Resolutions”).

4.	A certificate from a director of the Company dated 19 November 2009, a copy of which is attached hereto (the “Director’s Certificate)”.

5.	The Registration Statement.

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SCHEDULE 2
ASSUMPTIONS
1.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

3.	The Resolutions remain in full force and effect and have not been revoked or varied.

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SCHEDULE 3
QUALIFICATIONS
1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The term “good standing” as used herein means that the Company is not currently in breach of its obligations to file the annual return, and pay the annual filing fees, due for the current calendar year, and having regard to any grace periods permitted under the Companies Law.

2.	The Director’s Certificate is true and correct as of the date hereof.

Concord Medical Services Holdings Limited
c/o Offshore Incorporations (Cayman) Limited
Scotia Centre
4th Floor
P.O. Box 2801
George Town
Grand Cayman KY1-1112
Cayman Islands
19 November 2009
Walkers
15/F Alexandra House
18 Chater Road
Central
Hong Kong
Dear Sirs,
Concord Medical Services Holdings Limited (the “Company”) — Director’s Certificate
I, Yaw Kong Yap, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:
1.	the second amended and restated memorandum and articles of association of the Company registered on 20 October 2008 and as amended by the written resolutions of the shareholders of the Company dated 17 November 2009 remain in full force and effect and are otherwise unamended;

2.	the written resolutions of the shareholders dated 17 November 2009 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.	the written resolutions of the board of directors dated 17 November 2009 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

4.	there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares.
I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.
Signature:
/s/ Yaw Kong Yap
Director